UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5480 Great America Parkway

Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 773-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 22, 2006, Atheros Communications, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K to report that on December 18, 2006, it had completed the first closing of its acquisition of privately-held Attansic Technology Corporation, a Taiwan-based corporation, (“Attansic”) pursuant to the terms of a Share Purchase Agreement dated October 23, 2006 (the “Agreement”) by and among: the Company; Attansic; Asuspower Investment Ltd. and Atheros Networks Ltd. On March 2, 2007, Amendment No. 1 to Form 8-K (“Amendment No.1”) was filed to provide the financial statements of Attansic as of and for the nine months ended September 30, 2006 and as of and for the year ended December 31, 2005, and pro forma financial information of the Company for the nine months ended September 30, 2006 and for the year ended December 31, 2005. This Amendment No. 2 to Form 8-K provides the required statements of income and cash flow for the nine months ended September 30, 2005 for Attansic, which were inadvertently excluded from Amendment No. 1, and the required financial statements are filed as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The required financial statements of Attansic Technology Corporation for the nine months ended September 30, 2006 and 2005 and for the year ended December 31, 2005, and as of September 30, 2006 and December 31, 2005 are attached hereto as Exhibit 99.1 and are incorporated in their entirety herein by reference.

(d) Exhibits

Exhibit Number	Description
23.1	Consent of Independent Auditor with respect to Attansic Technology Corporation

99.1	Financial statements of Attansic Technology Corporation for the nine months ended September 30, 2006 and 2005 and for the year ended December 31, 2005, and as of September 30, 2006 and December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Atheros Communications, Inc.

Dated: February 22, 2008	By:	/s/ Jack R. Lazar
Jack R. Lazar
Chief Financial Officer and Vice President Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Independent Auditor with respect to Attansic Technology Corporation

99.1	Financial statements of Attansic Technology Corporation for the nine months ended September 30, 2006 and 2005 and for the year ended December 31, 2005, and as of September 30, 2006 and December 31, 2005.